[GS&S Draft of March 22, 1999]

                      FIRST AMENDMENT TO LICENSE AGREEMENT
                      ------------------------------------


          THIS AMENDMENT is entered into and made effective as of March 22, 1999, by and between KANAKARIS COMMUNICATIONS, INC., a Nevada corporation ("KANAKARIS"), and ION SYSTEMS, INC., a Missouri corporation ("ION"), to the License Agreement, dated February 18, 1999, between Kanakaris and ION (the "LICENSE AGREEMENT"). Capitalized used in this Amendment that are not otherwise defined herein shall have the respective meanings given to such terms in the License Agreement.

1.        ENGAGEMENT FOR SERVICES.

          1.1 Kanakaris engages ION, and ION accepts the engagement by Kanakaris, to perform the following services (collectively the "SERVICES") for
Kanakaris:

              (a) Prepare for the use of Kanakaris the Business Plan referred to in SECTION 2.3(a) of the License Agreement.

              (b) Prepare for the use of Kanakaris a presentation (the "ANALYST PRESENTATION") for a conference by Kanakaris with investment analysts expected to be held on or about ________ 1999 (the "ANALYST MEETING"), and assist Kanakaris in Kanakaris' delivery of the Analyst Presentation at the Analyst Meeting.

          1.2 ION shall have the right to delegate all or any portion of the duty to perform the Services to one or more other Persons as ION shall designate in ION's sole discretion. If Kanakaris approves any such delegation of the duty to perform all or any of the Services, then Kanakaris shall release any rights or claims against ION for any failure to perform the Services to the full extent of such delegation and shall look solely to the Person to whom the Services were delegated by ION for the full performance of the delegated Services. In the event of any such delegation, ION shall reasonably cooperate with Kanakaris and the Person to whom the performance of the Services is delegated and shall encourage and facilitate communications between Kanakaris and such Persons with regard to the Services.

          1.3 ION and any other Person to whom the performance of the Services are delegated by ION shall perform the Services as an independent contractor to Kanakaris. Neither ION nor any such other Person is an agent or representative of Kanakaris and has no authority to act for or to bind Kanakaris or any of its Affiliates. Kanakaris is not an agent or representative of ION or any such other Person and has no authority to act for or to bind ION or any such other Person.

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          1.4 ION designates Ronald M. Swartz, an individual residing in
Pennsylvania ("SWARTZ"), and such other Persons as may be engaged by Swartz to assist Swartz in the performance of the Services, to perform all of the Services for Kanakaris. Kanakaris approves ION's delegation of the duty to perform all of the Services to Swartz and such other Persons as may be engaged by Swartz.

2.        COMPENSATION FOR SERVICES.

          2.1 For purposes of this Amendment: "SERVICES OPTION SHARES" means 175,000 shares of Kanakaris Common Stock (the Services Option Shares are in addition to and separate from, and are not a part of, the Option Shares under the License Agreement); "SERVICES STOCK OPTION" means the right to purchase all or any of the Services Option Shares as granted pursuant to this SECTION 2; "SHARES DESIGNEE" means the Person or Persons designated by ION to receive the Services Option Shares pursuant to Section 2.3; "WEEKLY AVERAGE STOCK PRICE" means, for any calendar week period, the sum of either the average of the bid and asked prices per share for the Kanakaris Common Stock or the closing trading price per share for the Kanakaris Common Stock, whichever is applicable to the exchange or other facility on which the Kanakaris Common Stock is publicly traded, for each day during such calendar week for which such exchange or other facility was open for trading, divided by the number of days during such calendar week for which such exchange or other facility was open for trading; and "UNRESTRICTED STOCK DATE" means date on which all the Services Option Shares issued or issuable pursuant to the exercise of the Services Stock Option are permitted to be publicly traded without any holding periods or other restrictions under applicable federal and state laws.

          2.2 As compensation for the Services (and in addition to the Stock Option granted pursuant to SECTION 4 of the License Agreement), Kanakaris grants to ION the right, exercisable in whole or in part at `the option of ION in ION's sole discretion, at any time and from time to time, for so long as the Services Stock Option is exercisable and all of the Services Option Shares have not been purchased pursuant to the exercise thereof, to purchase from Kanakaris all or any portion of the Services Option Shares, for an aggregate purchase price equal to $.01 per share multiplied by the number of Services Option Shares as to which the Services Stock Option is being exercised, on and subject to the terms and conditions in this SECTION 2.

          2.3 ION shall have the right in its sole discretion to designate that all or any part of the Services Option Shares being purchased pursuant to any exercise of the Services Stock Option shall be issued to Swartz and any other Persons as may be engaged by Swartz to assist Swartz in the performance of the Services, instead of being issued to ION. Such designation shall be accomplished by so notifying Kanakaris in writing at the time the Services Stock Option is being exercised by ION, which designation shall state the Shares Designee to whom the Services Option Shares shall be issued and the number of Services Option Shares to be issued to such Shares Designee. Unless so designated by ION, all Services Option Shares shall be issued to ION upon exercise of the Services Stock Option. ION and each Shares Designee shall be solely responsible for all income tax consequences (if any) to them resulting from the grant of the Services Stock Option, the exercise of the Services Stock Option, and any sale of the Services Option Shares.

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          2.4 The right to exercise any portion of the Services Stock Option is subject to the following terms and conditions (in addition to the other terms and conditions in this Section 2):

              (a) The Services Stock Option as to 43,750 shares of the Services Option Shares shall not be exercisable until the Weekly Average Stock Price has exceeded $2.00 per share for two consecutive calendar week periods. (The remaining 87,500 shares of the Services Option Shares that are not subject to the restriction in this SECTION 2.4(a) or the restriction in SECTION 2.4(b) shall be exercisable as provided herein without regard to the public trading price of the Kanakaris Common Stock in any period of time.)

              (b) The Services Stock Option as to 43,750 shares of the Services Option Shares shall not be exercisable until the Weekly Average Stock Price has exceeded $2.50 per share for three consecutive calendar week periods.

              (c) ION may not exercise any portion of the Services Stock Option prior to the earlier to occur of (i) the Unrestricted Stock Date, or (ii) September 30, 1999.

              (d) The Services Stock Option shall expire and shall no longer be exercisable to the extent it is not exercised on or before March 31, 2001.

          2.5 Subject to SECTION 2.4, the Services Stock Option, if, when and to the extent exercised by ION, shall be exercised by ION delivering notice of the exercise thereof to Kanakaris (the "SERVICES STOCK OPTION EXERCISE NOTICE") along with any related designation of a Shares Designee pursuant to SECTION 2.3. To be valid and effective, the Services Stock Option Exercise Notice must be accompanied by payment of the full amount of the aggregate purchase price for the Services Option Shares being purchased. Upon giving the Services Stock Option Exercise Notice, ION or the related Shares Designee shall be deemed for all purposes to be the owner of the Services Option Shares being purchased from and after the date of the Services Stock Option Exercise Notice. Upon receipt of a valid Services Stock Option Exercise Notice, Kanakaris shall promptly issue a stock certificate to represent the Services Option Shares being purchased, duly registered in the name of ION or the related Shares Designee on the books and records of Kanakaris regarding its capital stock and duly executed on behalf of Kanakaris, and deliver such stock certificate to ION or the related Shares Designee; PROVIDED, that at the request of ION or the related Shares Designee, Kanakaris shall deliver the Services Option Shares being purchased to a brokerage account designated by ION or the related Shares Designee, as the case may be. Delivery to ION or the related Shares Designee of the Services Option Shares being purchased in the manner contemplated herein shall constitute a representation and warranty by Kanakaris to ION or the related Shares Designee that such Services Option Shares are validly authorized and issued, fully paid and non-assessable. Prior to the exercise of the Services Stock Option, ION shall not have any rights as a shareholder of Kanakaris or with respect to any of the Services Option Shares issuable upon the exercise of the Services Stock Option, except such rights as are expressly provided herein.

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         2.6 For so long as any portion of the Services Stock Option remains exercisable, the following covenants shall be in effect:

             (a) Kanakaris shall reserve a sufficient number of shares of authorized but unissued shares of Kanakaris Common Stock for issuance pursuant to the Services Stock Option.

             (b) Kanakaris shall provide to ION copies of all reports, notices and other documents provided to the shareholders of Kanakaris.

             (c) In the event of any restructuring of the capital stock or capitalization of Kanakaris, including any stock split or stock dividend, the terms of the Services Stock Option (including the number of shares of Kanakaris Common Stock subject to the Services Stock Option and the price per share for the shares to be purchased thereunder) shall be modified so as to preserve the rights of ION under the Services Stock Option and the intentions of the parties hereunder; PROVIDED, that ION shall not be protected from any dilution of ION's interests under the Services Stock Option as a result of the issuance of additional shares of the authorized shares of Kanakaris Common Stock subsequent to the date of this Amendment, and ION shall not have any preemptive rights with respect to the issuance of any capital stock of any class by Kanakaris.

             (d) Kanakaris shall give ION notice not less than forty-five days prior to the consummation of any Sale Event. Any portion of the Services Stock Option as to which ION does not deliver to Kanakaris a Services Stock Option Exercise Notice within thirty days after receipt of such notice from Kanakaris shall be canceled; PROVIDED, that if the Sale Event as to which notice was given is not consummated within ninety days after the notice, then any canceled portion of the Services Stock Option shall be reinstated and ION shall have the right to rescind the exercise thereof and to have the exercised Services Stock Option reinstated.

         2.7 Kanakaris shall (at the expense of Kanakaris) take all such actions (including registration under the Securities Act, if such is required, and filing reports under the Exchange Act, if such is required) as may be necessary under applicable federal and state laws to enable and permit ION and any Shares Designee to whom Kanakaris has issued Services Option Shares to sell their Services Option Shares in the public markets or on the exchange or other facility on which the Kanakaris Common Stock is then publicly traded, without any holding periods or other restrictions under applicable federal and state laws, by not later than March 31, 2000. Until Kanakaris satisfies such requirements, any Services Option Shares issued by Kanakaris may be subject to restrictions on their transferability unless the registration requirements of the Securities Act or the requirements of the Commission's Rule 144 thereunder are satisfied.

         2.8 ION and all Shares Designees to whom Kanakaris has issued Services Option Shares shall not, as a group, in the aggregate sell more than 30,000 shares of the Services Option Shares they own in any period of one calendar month; PROVIDED, that this limitation shall expire and no longer be in effect on March 31, 2001.

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         2.9 Kanakaris represents and warrants to ION and each Shares Designee that the grant of the Services Stock Option, and the issuance and delivery of the Services Option Shares upon any exercise of the Services Stock Option, are on the date hereof and will be on the date of any such issuance and delivery in compliance with all applicable requirements of the Securities Act, the Exchange Act and any applicable state securities laws.

3.       ANALYST PRESENTATION.

         3.1 Notwithstanding the Services to be provided with respect to the Analyst Presentation and the Analyst Meeting, Kanakaris shall have the sole right and responsibility to review and approve the Analyst Presentation prior to the Analyst Meeting, and Kanakaris shall have the sole control over the Analyst Meeting and the information to be provided or presented by or on behalf of Kanakaris at the Analyst Meeting. Upon the approval by Kanakaris of the Analyst Presentation, the Analyst Presentation shall be deemed to have been prepared by Kanakaris (and not by ION or any other Person) for all purposes. In the preparation of the Analyst Presentation, and in connection with the Analyst Meeting, Kanakaris (and not ION or any other Person) shall be solely responsible for determining that the Analyst Presentation and the Analyst Meeting comply with the Securities Act, the Exchange ACT, and any applicable state securities laws.

         3.2 Kanakaris indemnifies and shall hold harmless ION, any other Person to whom duties are delegated by ION, and their respective Affiliates (collectively the "SERVICE PERSONS"), from and against any and all claims, actions, suits or proceedings, any losses, damages or liabilities incurred in connection therewith, and any fees, costs or expenses (including reasonable attorneys' fees) incurred in connection therewith, based on, caused by or arising as a result of or in connection with the Analyst Presentation or the Analyst Meeting (including any violations or alleged violations of the Securities Act, the Exchange Act, or any applicable state securities laws), except such as are based solely on the gross negligence or intentional misconduct by the Service Person claiming indemnification hereunder.

4.        LICENSE AGREEMENT.

          4.1 The provisions of SECTIONS 1 AND 11 of the License Agreement are incorporated by reference and made a part of this Amendment with the same effect as if fully set forth herein, and as if references therein to the Agreement were references to this Amendment.

         4.2 Kanakaris and ION hereby make and restate all the representations and warranties made and stated by Kanakaris and ION in SECTION 6 and SECTION 7, respectively, of the License Agreement, with the same effect as if they were made and stated on the date of this Amendment, and with the same effect as if all references therein to the Agreement were references to the License Agreement as amended by this Amendment.

         4.3 The License Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with the terms of the License Agreement as amended by this Amendment.

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Hereafter, all references to the License Agreement shall be interpreted as references to the License Agreement as amended by this Amendment.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first indicated above.


KANAKARIS COMMUNICATIONS, INC.



By /S/ Alex Kanakaris
   ---------------------------
   Alex Kanakaris, President




ION SYSTEMS, INC.



By /S/ Jill Thomas
  ----------------------------
   Jill Thomas, President

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